UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

850 New Burton Road, Suite 201

Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 10, 2026, BiomX Inc. (the “Company”) completed the acquisition of ZorroNet Ltd. (“Zoronet”), and, as part of the consideration therefor, issued to Water IO Ltd. (“Water IO”), the former owner of Zorronet, a promissory note in the original principal amount of $1,250,000, with an original maturity date of July 10, 2026 (the “Note”).

On July 27, 2026, the Company and Water IO entered into Amendment No. 1 and Waiver, dated as of July 24, 2026, to the Note (the “Amendment”) pursuant to which (i) the maturity date of the Note was extended from July 10, 2026 to November 1, 2026; (ii) the Company agreed to pay $250,000 of principal within two business days after execution of the Amendment, and the remaining principal in four equal monthly installments of $250,000 each on August 1, September 1, October 1 and November 1, 2026, with the outstanding balance continuing to bear interest at the short-term Applicable Federal Rate payable with the final installment; (iii) in full satisfaction of interest accrued through the date of the Amendment and as consideration for the delay in payment and the waiver and extension, the Company agreed to issue to Water IO 800,000 restricted shares of common stock, subject to clearance of an additional listing application with the NYSE American and written confirmation by each party of its corporate approvals, with an August 31, 2026 longstop after which such amount is payable in cash and no shares will be issued; and (iv) Water IO irrevocably waived, retroactively to the original maturity date, any default, event of default or right of acceleration arising from the non-payment of the Note at its original maturity date, and confirmed that the Note has not been accelerated.

An independent member of the Company’s Board of Directors also serves as an independent director of Water IO. The Amendment was approved by the Company’s Board of Directors, including the Audit Committee, in accordance with the Company’s related person transaction policy, with the interested director abstaining.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of common stock issued pursuant to the Amendment will be issued without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and/or Regulation S thereunder, and will constitute restricted securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 and Waiver to Promissory Note, dated as of July 24, 2026, by and between BiomX Inc. and Water IO Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.
Date: July 28, 2026
	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Chief Executive Officer

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